Exhibit 99.1

U.S. FEDERAL TRADE COMMISSION CLEARS AIR LIQUIDE'S ACQUISITION OF AIRGAS

Paris, France & Radnor (Pennsylvania), USA – 13 May 2016 – Air Liquide (Euronext Paris: AI) announced today that the U.S. Federal Trade Commission (the "FTC") has cleared the acquisition of Airgas (NYSE: ARG) by Air Liquide, satisfying the final regulatory condition to the closing of the pending acquisition. The companies anticipate closing the acquisition on 23 May 2016, subject to the satisfaction of the remaining customary closing conditions.

The FTC's clearance is subject to certain conditions, to be satisfied following the closing of Air Liquide's acquisition of Airgas, which Air Liquide has agreed to undertake, including the sale of certain assets. A divestiture package has been prepared and the divestiture process is well underway.

FTC clearance is the last major step towards acquisition closing, and follows the decision by the Committee on Foreign Investment in the United States (CFIUS) on 10 March 2016 that the proposed acquisition poses no national security concerns, and Airgas shareholder approval on 23 February 2016.

As announced on 17 November 2015, combining Air Liquide and Airgas will bring together two highly complementary businesses to deliver greater value, service and innovation to customers in North America and around the world.

This acquisition will give Air Liquide a greater presence in the U.S. market, the largest for industrial gases worldwide, and will ideally position the company for future growth, using Airgas' footprint to accelerate the deployment of Air Liquide's new offerings, technologies, and innovations to customers. It will also extend Air Liquide's customer base by more than one million customers through a unique multi-channel distribution network in the U.S. and a nationwide presence (more than 1,100 locations across the country, including approximately 900 branches and retail stores).

The FTC decision is accessible via the following link: https://www.ftc.gov/enforcement/cases-proceedings/161-0045/american-air-liquide-holdings-inc-matter

Contact Information
Air Liquide
Media relations
Caroline Philips
+33 (0)1 40 62 50 84

Investor relations
Aude Rodriguez
+33 (0)1 40 62 51 50

Airgas
Media relations
Sarah Boxler
+1-610-263-8260
sarah.boxler@airgas.com

Investor relations
Joseph Marczely
+1-610-263-8277
joseph.marczely@airgas.com
Air Liquide USA Michael Rosen +1-713-624-8023

About Air Liquide
World leader in gases, technologies and services for Industry and Health, Air Liquide is present in 80 countries with more than 50,000 employees and serves more than 2 million customers and patients. Oxygen, nitrogen and hydrogen have been at the core of the company's activities since its creation in 1902. Air Liquide's ambition is to be the leader in its industry, delivering long-term performance and acting responsibly.
Air Liquide ideas create value over the long term. At the core of the company's development are the commitment and constant inventiveness of its people.
Air Liquide anticipates the challenges of its markets, invests locally and globally, and delivers high-quality solutions to its customers and patients, and the scientific community.
The company relies on competitiveness in its operations, targeted investments in growing markets and innovation to deliver profitable growth over the long-term.
Air Liquide's revenues amounted to €16.4 billion in 2015, and its solutions that protect life and the environment represented more than 40% of sales. Air Liquide is listed on the Paris Euronext stock exchange (compartment A) and is a member of the CAC 40 and Dow Jones Euro Stoxx 50 indexes.
For more information, please visit www.airliquide.com.

About Airgas
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is one of the leading suppliers of industrial, medical and specialty gases, and hardgoods, such as welding equipment and related products in the United States. Airgas is a leading U.S. producer of atmospheric gases with 16 air separation plants, a leading producer of carbon dioxide, dry ice, and nitrous oxide, one of the largest U.S. suppliers of safety products, and a leading U.S. supplier of refrigerants, ammonia products, and process chemicals. Approximately 17,000 associates work in more than 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also markets its products and services through e-Business, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base.
Airgas revenues amounted to $5.3 billion for the fiscal year ending 31 March 2016.
For more information, please visit www.airgas.com

Forward-looking statements
This press release contains statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements also include any statement that is not based on historical fact, including statements containing the words "believes", "may", "plans", "will", "could", "should", "estimates", "continues", "anticipates", "intends", "expects", and similar expressions. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in Airgas' press release announcing its most recent quarterly earnings, as well as other factors described in Airgas' reports, including its Form 10-K for the year ended March 31, 2016 and other Forms filed by Airgas with the Securities and Exchange Commission.